Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Janice McDill, 847.753.7678
janice.mcdill@grubb-ellis.com
Grubb & Ellis Realty Advisors, Inc. Announces
Separate Trading Of Common Stock and Warrants
NORTHBROOK, Ill., (March 20) – Grubb & Ellis Realty Advisors, Inc. (AMEX: GAV.U) announced today that it has been notified by Deutsche Bank Securities Inc., the representative of the underwriters for its initial public offering, that effective March 27 the holders of the Company’s units may separately trade the common stock and warrants included in such units. The symbol for each of the common stock, warrants and units is GAV, GAV.WS and GAV.U, respectively.
     Grubb & Ellis Realty Advisors, Inc. is a “blank check company” recently formed by Grubb & Ellis Company (OTC: GBEL) for the purpose of acquiring, through a purchase, asset acquisition or other business combination, commercial real estate properties and/or assets. The initial public offering of Grubb & Ellis Realty Advisors closed on March 3.
     Any statements contained in this press release that do not describe historical facts may constitute forward looking statements as that term is defined by the United States Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations such as material adverse events affecting the Company, the ability of Company to satisfy the conditions to completion of the business combination and those other risks and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission.
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